Translation from the German into the English Language

                                                                    Exhibit 6.21
                                                                     Page 1 of 2

                                  Loan Contract

Mrs. Karin Witkewitz
Schreckenweg 1
85658 Egmating
                                                hereafter referred as the Lender

                                     and the

iQ BATTERY Research & Development GmbH
Inselkamerstr. 4
82008 Unterhaching
                                           hereafter referred to as the Borrower


                                     Sec. 1
                                      Loan

The Lender has  extended  to the  Borrower a loan in amount of DM  60,000.00  on
27.12.1996 from sale of business shares of nominal value DM 6,000.00.

                                     Sec. 2
                                    Interest

The loan carries annual interest of 3% above the existing bank rate of the German Bundesbank. The interest is to be payable annually by January 31 of the following year for the past calendar year.

                                     Sec. 3
                                   Termination

The loan may be terminated within six months after quarter of a calendar year, however not earlier than December 31, 1998.

The Lender has right for termination only when in the relations between the Borrower and the Lender disadvantageous circumstances were created, which upon assessment of general business conditions justify termination. The termination requires a written notice.

                                                                     Page 2 of 2
                                     Sec. 5
                               Premature Repayment


The Borrower is entitled to premature repayment of the loan at any time.


Munich, 28.12.96
 . . . . . . . . . .                             .  . . . . . . . . . . . . . .
Place, date                                     Signature Karin Witkewitz



Munich, 28.12.96
 . . . . . . . . . .                             .  . . . . . . . . . . . . . .
Place, date                                     Signature iQ BATTERY